Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 15, 2026, with respect to the consolidated financial statements of Albion JVCo Limited, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Glasgow, United Kingdom

November 12, 2026